EXHIBIT 24.1
CONSENT OF COUNSEL

To the Board of Directors
Capital Machine, Inc.

      We hereby consent to the reference to us in the Prospectus constituting part of this Form SB-1 Registration Statement for Capital Machine, Inc. under the caption "Legal Matters."


                                 By: /s/ Ellenoff Grossman, Schole & Cyruli, LLP
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                                        Ellenoff Grossman, Schole & Cyruli